EXHIBIT 99.12

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined financial information is presented by NRG Energy, Inc. (“NRG” or the “Company”) to illustrate the estimated effects of the anticipated acquisition of a portfolio of natural gas generation facilities and a commercial and industrial virtual power plant (“C&I” VPP) from LS Power (the “LS Power Portfolio”), (“the Acquisition”), and certain other related transactions and adjustments described below (collectively, the “Transactions Accounting Adjustments”).

Anticipated Acquisition of LS Power Portfolio

On May 12, 2025, NRG entered into a Purchase and Sale Agreement (the “Purchase Agreement”), by and among the Company, NRG East Generation Holdings LLC, NRG Texas LLC, NRG Demand Response Holdings LLC, NRG Gas Development Company, LLC (all of which are subsidiaries of the Company) and Lightning Power Holdings, LLC, Thunder Generation, LLC, CCS Power Holdings, LLC and Linebacker Power Development Funding, LLC (all of which are affiliates of LS Power Equity Advisors, LLC). Pursuant to the Purchase Agreement, NRG will acquire all of the issued and outstanding equity interests of Lightning Power, LLC (“Lightning”)1, Linebacker Power Holdings, LLC (“Linebacker”)2, CCS Intermediate HoldCo, LLC (“CCS”)3 and Jack County Power Development, LLC (“JCPD”)4. The LS Power Portfolio includes 18 natural gas-fired facilities totaling approximately 13 GW of capacity, located across nine states, as well as CPower, a leading C&I VPP with approximately 6 GW of capacity with more than 2,000 commercial and industrial customers.

Subject to the terms and conditions of the Purchase Agreement, the purchase price for the transaction will consist of 24,250,000 shares of common stock of the Company, par value $0.01 per share (the “Stock Consideration”), and $6.4 billion in cash, subject to certain adjustments set forth in the Purchase Agreement (the “Cash Consideration”). As part of the transaction, NRG will also assume approximately $3.2 billion of debt.

In connection with the anticipated acquisition of the LS Power Portfolio, NRG entered into a commitment letter for a 364-day Senior Secured Bridge Facility (the “Bridge Facility”) in a principal amount not to exceed $4.4 billion for the purposes of paying a portion of the Cash Consideration for the anticipated acquisition and paying fees and expenses in connection with the acquisition.

1 Lightning Power, LLC is the successor entity of Fund III Projects (as defined below) and Gridiron Intermediate Holdings, LLC (“Gridiron”), beginning August 9, 2024. The “Fund III Projects” are comprised of the operations and assets held by Granite Generation, LLC, Helix Gen Funding, LLC, Ocean State Power LLC, and Rise Light & Power, LLC.

2 Linebacker Power Holdings, LLC (one of the acquired entities) owns Linebacker Power Funding, LLC. The pro forma financial information is prepared using the available audited and unaudited financial statements of Linebacker Power Funding, LLC. Differences between the two entities include affiliate billings and certain incremental general and administrative costs and are immaterial to the pro forma information.

3 CCS Intermediate Holdco, LLC (one of the acquired entities) owns CCS Power Finance Co, LLC. The pro forma financial information is prepared using the available audited and unaudited financial statements of CCS Power Finance Co, LLC. Differences between the two entities include immaterial affiliate billings and certain immaterial incremental general and administrative costs. Intercompany note of $16.5 million between the two entities and its related impact on the pro forma information is included in the pro forma Transactions Accounting Adjustments.

4 The pro forma financial information does not include the estimated effects from the acquisition of Jack County Power Development, LLC, as audited and unaudited financial statements for that entity are not available and the effects of that entity are immaterial to the pro forma information.

Pro Forma Financial Information

The unaudited pro forma combined balance sheet as of June 30, 2025 combines the historical consolidated balance sheet of NRG and the historical balance sheets of the LS Power entities (as listed below) after giving effect to the acquisition of the LS Power Portfolio and the related transactions, as if they had occurred on June 30, 2025. The unaudited pro forma combined statements of operations for the year ended December 31, 2024, and the six months ended June 30, 2025 and 2024, combine the historical consolidated statements of operations of NRG and the historical statements of operations of the LS Power acquired entities (as listed below), after giving effect to the Transactions Accounting Adjustments, as if they had occurred on January 1, 2024. We refer to these unaudited pro forma combined balance sheet and unaudited pro forma combined statements of operations as the “pro forma financial information”.

The pro forma financial information has been prepared by NRG for illustrative and informational purposes only, based on Regulation S-X Article 11, Pro Forma Financial Information. The pro forma financial information is based on the Transactions Accounting Adjustments and assumptions and is not necessarily indicative of what NRG’s consolidated statements of operations or consolidated balance sheet actually would have been had the Transactions Accounting Adjustments been completed as of the dates indicated, or what they will be for any future periods. The pro forma financial information does not purport to project the future financial position or operating results of NRG following the completion of the Acquisition and the related transactions. The pro forma financial information does not reflect any revenue enhancements, cost savings, operating synergies or restructuring costs that may be achievable or incurred prospectively in connection with the Acquisition and the related transactions.

The pro forma financial information for the anticipated acquisition of the LS Power Portfolio has been prepared using the acquisition method of accounting under U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) with NRG being the accounting acquirer in the acquisition. The purchase price will be allocated to the assets acquired and liabilities assumed based upon their estimated fair values as of the acquisition date, and any excess value of the consideration transferred over the net assets will be recognized as goodwill. The Company has made a preliminary allocation of the purchase price to the assets acquired and liabilities assumed as of the assumed Acquisition date based on NRG’s preliminary valuation of the tangible and intangible assets acquired and liabilities assumed using information currently available. Differences between these preliminary estimates, which were made solely for the purpose of this pro forma financial information, and the final acquisition accounting will occur and these differences could have a material impact on the accompanying pro forma financial information. Additionally, changes in the fair value of common stock of NRG up to the closing date of the acquisition of the LS Power Portfolio could significantly change the preliminary amount of consideration transferred used in these unaudited pro forma combined financial statements, and the amounts recognized as goodwill.

The purchase price for the anticipated acquisition of the LS Power Portfolio will consist of Cash Consideration of $6.4 billion and Stock Consideration of 24,250,000 shares of common stock of the Company, par value $0.01 per share, subject to certain adjustments set forth in the Purchase Agreement.

The pro forma financial information gives effect to the following assumed sources of funds to satisfy the Cash Consideration:

•	proceeds of approximately $4.3 billion from $4.4 billion newly-issued secured and unsecured corporate debt, net of issuance costs;

•	proceeds of approximately $2.0 billion from the Company’s Revolving Credit Facility; and

•	cash on hand.

The assumed sources of funds and interest rates are based on currently available information and assumptions. There is no guarantee that the actual sources of funds and interest rates used to complete the anticipated acquisition of the LS Power Portfolio will be the same as the assumed sources and interest rates presented in the pro forma financial information. Depending on actual sources of funds used to complete the anticipated Acquisition, the financial position and the operating results of NRG following the Acquisition may be materially different from the pro forma financial information.

The pro forma financial information should be read in conjunction with the accompanying explanatory notes. In addition, the pro forma financial information is derived from and should be read in conjunction with the following historical financial statements and the related notes of NRG and the LS Power acquired entities as listed below:

NRG Financial Statements:

•	audited consolidated financial statements of NRG as of and for the fiscal year ended December 31, 2024 and the related notes included in NRG’s Annual Report on Form 10-K for the year ended December 31, 2024 filed on February 26, 2025;

•	unaudited condensed financial statements of NRG as of and for the six months ended June 30, 2025 and 2024 and the related notes included in NRG’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025 filed on August 6, 2025;

LS Power Acquired Entities’ Financial Statements:

Lightning

Successor:

•	audited consolidated financial statements of Lightning Power, LLC and subsidiaries as of December 31, 2024 and for the period August 9, 2024 to December 31, 2024 and the related notes included in Exhibit 99.2 to this current Report on Form 8-K;

•	unaudited condensed consolidated financial statements of Lightning Power, LLC and subsidiaries as of June 30, 2025 and December 31, 2024 and for the three and six months ended June 30, 2025 and the related notes included in Exhibit 99.3 to this current Report on Form 8-K;

Fund III Projects and Gridiron:

•	audited combined financial statements of Fund III Projects for the period January 1, 2024 to August 8, 2024, and the year ended December 31, 2023 and the related notes included in Exhibit 99.4 to this current Report on Form 8-K;

•	unaudited condensed combined financial statements of Fund III Projects as of June 30, 2024 and for the three and six months ended June 30, 2024 and the related notes included in Exhibit 99.5 to this current Report on Form 8-K;

•	audited consolidated financial statements of Gridiron Intermediate Holdings, LLC and subsidiaries for the period January 1, 2024 to August 8, 2024, and the year ended December 31, 2023 and the related notes included in Exhibit 99.6 to this current Report on Form 8-K;

•	unaudited condensed consolidated financial statements of Gridiron Intermediate Holdings, LLC and subsidiaries as of June 30, 2024 and for the three and six months ended June 30, 2024 and the related notes included in Exhibit 99.7 to this current Report on Form 8-K;

Linebacker

•	audited consolidated financial statements of Linebacker Power Funding, LLC and subsidiaries as of December 31, 2024 and 2023, the year ended December 31, 2024, the period of June 12, 2023 to December 31, 2023, and the related notes included in Exhibit 99.8 to this current Report on Form 8-K;

•	unaudited condensed consolidated financial statements of Linebacker Power Funding, LLC and subsidiaries as of June 30, 2025 and for the three and six months ended June 30, 2025 and 2024 and the related notes included in Exhibit 99.9 to this current Report on Form 8-K;

CCS Power Finance

•	audited consolidated financial statements of CCS Power Finance Co, LLC as of and for the fiscal year ended December 31, 2024 and 2023 and the related notes included in Exhibit 99.10 to this current Report on Form 8-K;

•	unaudited condensed consolidated financial statements of CCS Power Finance Co, LLC as of June 30, 2025 and December 31, 2024 and for the three and six months ended June 30, 2025 and 2024 and the related notes included in Exhibit 99.11 to this current Report on Form 8-K;

NRG ENERGY, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF JUNE 30, 2025

	Historical				Transaction Accounting
		LS Power Portfolio			Adjustments
(In millions)	NRG	Lightning as Reclassified (Note 3)	Linebacker as Reclassified (Note 4)	CPower as Reclassified (Note 5)	Acquisition Accounting Adjustments	Assumed Financing Adjustments	Notes	Pro Forma Combined
ASSETS
Current Assets
Cash and cash equivalents	$180	$—	$—	$11	$(6,372)	$6,371	7(a)	$190
Funds deposited by counterparties	446	—	—	—	—	—		446
Restricted cash	17	50	22	—	—	—		89
Accounts receivable, net	3,421	169	24	26	(118)	—	7(b)(f)	3,522
Inventory	451	126	37	—	—	—		614
Derivative instruments	2,332	501	66	—	—	—		2,899
Cash collateral paid in support of energy risk management activities	361	—	—	—	—	—		361
Prepayments and other current assets	987	84	14	3	—	(12)	7(c)	1,076
Total current assets	8,195	930	163	40	(6,490)	6,359		9,197
Property, plant and equipment, net	3,192	6,567	684	11	3,059	—		13,513
Other Assets
Equity investments in affiliates	47	—	—	—	—	—		47
Operating lease right-of-use assets, net	133	27	—	2	—	—		162
Goodwill	5,017	128	—	127	2,782	—	7(d)	8,054
Customer relationships, net	1,379	—	—	—	230	—	7(e)	1,609
Other intangible assets, net	1,130	31	—	110	(51)	—	7(e)	1,220
Derivative instruments	1,745	537	55	—	—	—		2,337
Deferred income taxes	1,935	—	—	—	—	—		1,935
Other non-current assets	1,315	136	—	1	(136)	—	7(f)	1,316
Total other assets	12,701	859	55	240	2,825	—		16,680
Total Assets	$24,088	$8,356	$902	$291	$(606)	$6,359		$39,390
LIABILITIES AND STOCKHOLDERS' EQUITY/MEMBER’S EQUITY
Current Liabilities
Current portion of long-term debt and finance leases	$1,132	$8	$16	$26	$10	$2,000	7(g)	$3,192
Current portion of operating lease liabilities	38	1	—	1	—	—		40
Accounts payable	2,544	82	5	8	(98)	—	7(b)	2,541
Derivative instruments	1,954	526	65	—	—	—		2,545
Cash collateral received in support of energy risk management activities	446	—	—	—	—	—		446
Deferred revenue current	715	2	—	—	—	—		717
Accrued expenses and other current liabilities	1,952	156	39	55	50	12	7(h)	2,264
Total current liabilities	$8,781	$775	$125	$90	$(38)	$2,012		$11,745

NRG ENERGY, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF JUNE 30, 2025 (Continued)

	Historical				Transaction Accounting
		LS Power Portfolio			Adjustments
(In millions)	NRG	Lightning as Reclassified (Note 3)	Linebacker as Reclassified (Note 4)	CPower as Reclassified (Note 5)	Acquisition Accounting Adjustments	Assumed Financing Adjustments	Notes	Pro Forma Combined
Other Liabilities
Long-term debt and finance leases	$9,812	$3,212	$632	$84	$(626)	$4,371	7(g)	$17,485
Non-current operating lease liabilities	134	26	—	1	—	—		161
Derivative instruments	1,273	537	46	—	—	—		1,856
Deferred income taxes	12	—	—	18	2	—	7(i)	32
Deferred revenue non-current	905	—	—	—				905
Other non-current liabilities	883	80	2	—	—	—		965
Debt due to related parties	—	—	—	17	(17)	—	7(j)	—
Accrued liabilities due to related parties	—	—	—	3	(3)	—	7(j)	—
Total other liabilities	13,019	3,855	680	123	(644)	4,371		21,404
Total Liabilities	21,800	4,630	805	213	(682)	6,383		33,149
Stockholders' Equity/ Member’s Equity
Preferred stock	650	—	—	—	—	—		650
Common stock	2	—	—	—	—	—		2
Additional paid-in-capital	305	—	—	—	4,027	—	7(k)	4,332
Retained earnings	1,970	—	—	—	(50)	(24)	7(l)	1,896
Treasury stock, at cost	(538)	—	—	—	—	—		(538)
Accumulated other comprehensive loss	(101)	—	—	—	—	—		(101)
Member’s equity	—	3,726	97	78	(3,901)	—	7(m)	—
Total Stockholders' Equity/ Member’s Equity	2,288	3,726	97	78	76	(24)		6,241
Total Liabilities and Stockholders' Equity/Member’s Equity	$24,088	$8,356	$902	$291	$(606)	$6,359		$39,390

NRG ENERGY, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2025

	Historical				Transactions Accounting
		LS Power Portfolio			Adjustments
(In millions)	NRG	Lightning as Reclassified (Note 3)	Linebacker as Reclassified (Note 4)	CPower as Reclassified (Note 5)	Acquisition Accounting Adjustments	Assumed Financing Adjustments	Notes	Pro Forma Combined
Revenue
Revenue	$15,325	$887	$223	$64	$(59)	$—	8(a)	$16,440
Operating Costs and Expenses
Cost of operations (excluding depreciation and amortization shown below)	12,190	636	190	45	(123)	—	8(a)	12,938
Depreciation and amortization	670	168	13	11	60	—	8(b)	922
Selling, general and administrative costs	1,273	23	2	26	(1)	—	8(a)	1,323
Acquisition-related transaction and integration costs	51	—	—	—	—	—		51
Total operating costs and expenses	14,184	827	205	82	(64)	—		15,234
Loss on sale of assets	(7)	—	—	—	—	—		(7)
Operating Income/(Loss)	1,134	60	18	(18)	5	—		1,199
Other Income/(Expense)
Equity in earnings of unconsolidated affiliates	3	—	—	—	—	—		3
Other income, net	16	—	—	—	—	—		16
Loss on debt extinguishment	(10)	—	—	—	—	—		(10)
Interest expense	(311)	(120)	(3)	(7)	16	(149)	8(e)	(574)
Total other expense, net	(302)	(120)	(3)	(7)	16	(149)		(565)
Income/(Loss) Before Income Taxes	832	(60)	15	(25)	21	(149)		634
Income tax expense/(benefit)	186	—	1	(1)	5	(37)	8(f)	154
Net Income/(Loss)	646	(60)	14	(24)	16	(112)		480
Less: Cumulative dividends attributable to Series A Preferred Stock	34	—	—	—	—	—		34
Net Income/(Loss) Available for Common Shareholders	$612	$(60)	$14	$(24)	$16	$(112)		$446

NRG ENERGY, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2024

	Historical				Transactions Accounting
		LS Power Portfolio			Adjustments
(In millions)	NRG	Fund III Projects and Gridiron as Reclassified (Note 3)	Linebacker as Reclassified (Note 4)	CPower as Reclassified (Note 5)	Acquisition Accounting Adjustments	Assumed Financing Adjustments	Notes	Pro Forma Combined
Revenue
Revenue	$14,088	$742	$201	$68	$(27)	—	8(a)	$15,072
Operating Costs and Expenses
Cost of operations (excluding depreciation and amortization shown below)	9,990	405	125	45	(67)	—	8(a)	10,498
Depreciation and amortization	693	94	13	11	133	—	8(b)	944
Impairment losses	15	—	—	—	—	—		15
Selling, general and administrative costs	1,094	23	3	26	—	—		1,146
Acquisition-related transaction and integration costs	15	—	—	1	50	—	8(c)	66
Total operating costs and expenses	11,807	522	141	83	116	—		12,669
Gain on sale of assets	1	—	—	—	—	—		1
Operating Income/(Loss)	2,282	220	60	(15)	(143)	—		2,404
Other Income/(Expense)
Equity in earnings/(losses) of unconsolidated affiliates	7	(1)	—	—	1	—	8(d)	7
Impairment losses on investments	—	(31)	—	—	31	—	8(d)	—
Other income, net	33	3	—	—	—	—		36
Loss on debt extinguishment	(260)	—	—	—	—	—		(260)
Interest expense	(315)	(114)	(22)	(7)	34	(203)	8(e)	(627)
Total other expense, net	(535)	(143)	(22)	(7)	66	(203)		(844)
Income/(Loss) Before Income Taxes	1,747	77	38	(22)	(77)	(203)		1,560
Income tax expense/(benefit)	498	—	2	(1)	(19)	(50)	8(f)	430
Net Income/(Loss)	1,249	77	36	(21)	(58)	(153)		1,130
Less: Cumulative dividends attributable to Series A Preferred Stock	34	—	—	—	—	—		34
Net Income/(Loss) Available for Common Shareholders	$1,215	$77	$36	$(21)	$(58)	$(153)		$1,096

NRG ENERGY, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2024

	Historical				Transactions Accounting
		LS Power Portfolio			Adjustments
(In millions)	NRG	Lightning as Reclassified (Note 3)	Linebacker as Reclassified (Note 4)	CPower as Reclassified (Note 5)	Acquisition Accounting Adjustments	Assumed Financing Adjustments	Notes	Pro Forma Combined
Revenue
Revenue	$28,130	$1,615	$523	$133	$(54)	—	8(a)	$30,347
Operating Costs and Expenses
Cost of operations (excluding depreciation and amortization shown below)	22,100	794	258	87	(158)	—	8(a)	23,081
Depreciation and amortization	1,403	246	25	22	216	—	8(b)	1,912
Impairment losses	36	—	—	—	—	—		36
Selling, general and administrative costs	2,031	51	6	48	(1)	—	8(a)	2,135
Provision for credit losses	314	—	—	—	—	—		314
Acquisition-related transaction and integration costs	30	9	—	3	50	—	8(c)	92
Total operating costs and expenses	25,914	1,100	289	160	107	—		27,570
Gain/(Loss) on sale of assets	208	(3)	—	—	—	—		205
Operating Income/(Loss)	2,424	512	234	(27)	(161)	—		2,982
Other Income/(Expense)
Equity in earnings of unconsolidated affiliates	20	—	—	—	—	—		20
Impairment losses on investments	(7)	(31)	—	—	31	—	8(d)	(7)
Other income, net	44	6	1	—	—	—		51
Loss on debt extinguishment	(382)	(16)	—	—	—	—		(398)
Interest expense	(651)	(270)	(41)	(12)	64	(368)	8(e)	(1,278)
Total other expense, net	(976)	(311)	(40)	(12)	95	(368)		(1,612)
Income/(Loss) Before Income Taxes	1,448	201	194	(39)	(66)	(368)		1,370
Income tax expense/(benefit)	323	—	2	(1)	(16)	(91)	8(f)	217
Net Income/(Loss)	1,125	201	192	(38)	(50)	(277)		1,153
Less: Cumulative dividends attributable to Series A Preferred Stock	67	—	—	—	—	—		67
Net Income/(Loss) Available for Common Shareholders	$1,058	$201	$192	$(38)	$(50)	$(277)		$1,086

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Note 1. Basis of Pro Forma Presentation

The pro forma financial information has been prepared using the acquisition method of accounting under U.S. GAAP, in accordance with Accounting Standards Codifications 805, “Business Combination” (“ASC 805”), and is derived from the audited and unaudited historical financial statements of NRG and the acquired entities.

The unaudited pro forma combined balance sheet as of June 30, 2025 combines the historical consolidated balance sheet of NRG and the historical balance sheets of the LS Power entities (as listed below) after giving effect to the acquisition of the LS Power Portfolio and the related transactions, as if they had occurred on June 30, 2025. The unaudited pro forma combined statements of operations for the year ended December 31, 2024, and the six months ended June 30, 2025 and 2024, combine the historical consolidated statements of operations of NRG and the historical statements of operations of the LS Power acquired entities (as listed below), after giving effect to the Transactions Accounting Adjustments, as if they had occurred on January 1, 2024.

The pro forma financial information has been prepared by NRG for illustrative and informational purposes only based on Article 11. The pro forma financial information is based on the Transactions Accounting Adjustments and assumptions and is not necessarily indicative of what NRG’s consolidated statements of operations or consolidated balance sheet actually would have been had the Transactions Accounting Adjustments been completed as of the dates indicated, or what they will be for any future periods. The pro forma financial information does not purport to project the future financial position or operating results of NRG following the completion of the Acquisition. The pro forma financial information does not reflect any revenue enhancements, cost savings, operating synergies or restructuring costs that may be achievable or incurred prospectively in connection with the Acquisition and related transactions.

The acquisition method of accounting requires an acquirer to recognize and measure in its financial statements the identifiable assets acquired and the liabilities assumed at fair value at the acquisition date. The determination of fair value used in the Transactions Accounting Adjustments is preliminary and based on management’s best estimates considering currently available information and certain assumptions that management believes are reasonable under the circumstances. The purchase price allocation presented is dependent upon certain valuations and other analyses that have not yet been finalized. The actual amounts eventually recorded for purchase accounting, including the identifiable intangibles and goodwill may differ materially from the information presented and could be materially impacted by changing fair value measurements caused by the volatility in the current market environment.

Under ASC 805, acquisition-related transactions costs are not included as a component of the consideration transferred and are expensed in the period in which the costs are incurred. Total costs related to the Acquisition are estimated to be approximately $73 million, of which $23 million were recorded in the historical Consolidated Statement of Operations of NRG for the six months ended June 30, 2025 and $50 million were accrued in the pro forma Combined Balance Sheet. Acquisition costs include primarily due diligence, valuation, legal and filing fees, professional and other consulting fees.

During the preparation of the unaudited pro forma combined financial information, management performed a preliminary analysis of the acquired entities financial information to identify differences in accounting policies as compared to those of NRG. Except as noted below, at this time NRG is not aware of any material differences in the accounting policies followed by NRG and those used by the acquired entities in preparing its consolidated financial statements that would have a material impact on the pro forma financial information.

During the preparation of the unaudited pro forma combined financial information, management identified that LS Power acquired entities elected to expense all maintenance costs to costs of operations in the period incurred, which is different than NRG’s policy to capitalize a portion of maintenance costs that extend the life of an asset and depreciate over the expected period of benefit. The Company recorded pro forma adjustments aiming to align the recognition of the maintenance costs of the LS Power entities based on information currently available (see Note 8(a),(b)). Upon consummation of the LS Power Portfolio acquisition, when additional information is available and additional analysis is performed, the Company may adjust such amounts and may identify other policy differences.

Note 2. Preliminary Estimated Purchase Price and Assumed Financing

The purchase price for the anticipated acquisition of the LS Power Portfolio will consist of Stock Consideration of 24,250,000 shares of common stock of the Company, par value $0.01 per share, and Cash Consideration of $6.4 billion, subject to certain adjustments set forth in the Purchase Agreement. The pro forma information assumes that the Company will be able to secure permanent financing and will not use the Bridge Facility.

The pro forma financial information gives effect to the following assumed sources of funds to satisfy the Cash Consideration:

•	proceeds of approximately $4.3 billion from issuance of $4.4 billion secured and unsecured senior notes due in 5 to 10.25 years at estimated weighted average interest rate of 5.75%, net of estimated issuance costs;

•	proceeds of approximately $2.0 billion from the Company’s Revolving Credit Facility; and

•	cash on hand.

The pro forma information uses a weighted average interest rate of 5.75% for the senior secured and unsecured notes. A 100 basis point increase or decrease in the assumed weighted average interest rate would change the pro forma interest expense by $44 million for the fiscal year ended December 31, 2024 and $22 million for each of the six months ended June 30, 2025 and 2024.

The assumed sources of funds and interest rates are based on currently available information and assumptions. There is no guarantee that the actual sources of funds and interest rates used to complete the anticipated Acquisition will be the same as the assumed sources and interest rates presented in the pro forma financial information. Depending on actual sources of funds used to complete the anticipated Acquisition, the financial position and the operating results of NRG following the Acquisition may be materially different from the pro forma financial information. Additionally, changes in the fair value of common stock of NRG up to the closing date of the acquisition of the LS Power Portfolio could significantly change the preliminary amount of consideration transferred used in these unaudited pro forma combined financial statements and the amount recognized as goodwill.

Note 3. Reclassification Adjustments — Lightning

During the preparation of the unaudited pro forma combined financial statements, management performed a preliminary analysis of the Lightning successor, Fund III Projects and Gridiron financial information to identify differences in Lightning’s financial statement presentation as compared to the presentation of NRG. The below reclassification adjustments represent NRG’s best estimates based upon the information currently available to NRG. The reclassification adjustments are subject to change once more detailed information is available and additional analysis is performed.

Balance Sheet Reclassifications

Lightning

Unaudited Condensed Consolidated Balance Sheet

As of June 30, 2025

(In millions)

Presentation in Historical Financial Statements	Presentation in Unaudited Pro Forma Combined Financial Statements	Lightning Before Reclassification	Reclassification		Lightning as Reclassified
Assets
Restricted cash	Restricted cash	$50	$—		$50
Accounts receivable	Accounts receivable, net	168	1	(a)	169
Accounts receivable - affiliates		1	(1)	(a)	—
Inventory	Inventory	126	—		126
Prepaid expenses	Prepayments and other current assets	31	53	(b)	84
Assets from risk management activities	Derivative instruments	501	—		501
Deposits		33	(33)	(b)	—
Other current assets		20	(20)	(b)	—
Property, plant, and equipment, net	Property, plant and equipment, net	6,567	—		6,567
Intangible assets, net	Other intangible assets, net	31	—		31
Assets from risk management activities, long term	Derivative instruments	537	—		537
Operating lease right-of-use assets, net	Operating lease right-of-use assets, net	27	—		27
Goodwill	Goodwill	128	—		128
Other noncurrent assets	Other non-current assets	136	—		136
Total Assets		$8,356	—		$8,356

Liabilities
Current portion of long-term debt	Current portion of long-term debt and finance leases	$8	$—		$8
Operating lease liabilities ST	Current portion of operating lease liabilities	1	—		1
Accounts payable and accrued expenses	Accounts payable	195	(113)	(c)	82
Liabilities from risk management activities	Derivative instruments	526	—		526
Deferred revenue	Deferred revenue current	2	—		2
Other current liabilities	Accrued expenses and other current liabilities	43	113	(c)	156
Long term debt	Long-term debt and finance leases	3,212	—		3,212
Liabilities from risk management activities	Derivative instruments	537	—		537
Asset retirement obligations		71	(71)	(d)	—
Operating lease liabilities LT	Non-current operating lease liabilities	26	—		26
Other long term liabilities	Other non-current liabilities	9	71	(d)	80
Stockholders’ Equity/Member’s Equity
Member’s equity	Member’s equity	3,726	—		3,726
Total Liabilities and Stockholders' Equity/Member’s Equity		$8,356	$—		$8,356

(a) Reclassification from Accounts receivable - affiliates to Accounts receivable, net

(b) Reclassification from Deposits and Other current assets to Prepayments and other current assets

(c) Reclassification from Accounts payable and accrued expenses to Accrued expenses and other current liabilities

(d) Reclassification from Asset retirement obligations to Other non-current liabilities

Statement of Operations Reclassifications

Lightning (Successor)

Unaudited Condensed Consolidated Statement of Operations

For the Six Months Ended June 30, 2025

(In millions)

Presentation in Historical Financial Statements	Presentation in Unaudited Pro Forma Combined Financial Statements	Lightning Before Reclassification	Reclassification		Lightning as Reclassified
Total revenues	Revenue	$887	$—		$887
Fuel and transportation	Cost of operations (excluding depreciation and amortization shown below)	432	204	(a)	636
Loss on risk management activities		9	(9)	(a)	—
Operating and maintenance		192	(192)	(a)	—
Depreciation	Depreciation and amortization	168	—		168
General and administrative	Selling, general and administrative costs	23	—		23
Accretion		3	(3)	(a)	—
Other loss, net	Other income, net	(1)	1	(b)	—
Interest expense, net	Interest expense	(119)	(1)	(b)	(120)
Net Loss		$(60)	$—		$(60)

(a) Reclassification from Loss of risk management activities, Operating and maintenance, and Accretion to Cost of operations

(b) Reclassification of interest income from Interest expense, net to Other income, net

Fund III Projects and Gridiron

Unaudited Condensed Combined Statement of Operations

For the Six Months Ended June 30, 2024

(In millions)

Presentation in Historical Financial Statements	Presentation in Unaudited Pro Forma Combined Financial Statements	Fund III Projects Before Reclassification	Gridiron Before Reclassification	Reclassification		Fund III Projects and Gridiron as Reclassified
Total revenues	Revenue	$553	$189	$—		$742
Fuel and transportation	Cost of operations (excluding depreciation and amortization shown below)	186	71	148	(a)	405
Loss/(Gain) on risk management activities		19	(6)	(13)	(a)	—
Operating and maintenance		105	28	(133)	(a)	—
Depreciation	Depreciation and amortization	60	34	—		94
General and administrative	Selling, general and administrative costs	20	3	—		23
Accretion		2	—	(2)	(a)	—
Equity in net loss of unconsolidated affiliate	Equity in earnings/(losses) of unconsolidated affiliates	(1)	—	—		(1)
	Impairment losses on investments	—	—	(31)	(b)	(31)
Other loss, net	Other income, net	(34)	—	37	(b)(c)	3
Interest expense, net	Interest expense	(89)	(19)	(6)	(c)	(114)
Net Income		$37	$40	$—		$77

(a) Reclassification from Loss/(Gain) on risk management activities, Operating and maintenance, and Accretion to Cost of operations

(b) Reclassification from Other loss, net to Impairment losses on investments

(c) Reclassification of interest income from Interest expense, net to Other income, net

Lightning (Successor, Fund III Projects and Gridiron)

Combined Statement of Operations

For the Year Ended December 31, 2024

(In millions)

Presentation in Historical Financial Statements	Presentation in Unaudited Pro Forma Combined Financial Statements	Lightning Before Reclassification	Fund III Project Before Reclassification	Gridiron Before Reclassification	Reclassification		Lightning et al. as Reclassified
Total revenues	Revenue	$522	$800	$293	$—		$1,615
Fuel and transportation	Cost of operations (excluding depreciation and amortization shown below)	190	$248	$86	$270	(a)	794
(Gain)/Loss on risk management activities		(104)	42	19	43	(a)	—
Operating and maintenance		140	134	34	(308)	(a)	—
Depreciation	Depreciation and amortization	132	72	42	—		246
General and administrative	Selling, general and administrative costs	39	18	3	(9)	(b)	51
Accretion		2	3	—	(5)	(a)	—
	Acquisition-related transaction and integration costs	—	—	—	9	(b)	9
	Gain/(Loss) on sale of assets	—	—	—	(3)	(c)	(3)
	Impairment losses on investments	—	—	—	(31)	(c)	(31)
Other (loss) income, net	Other income, net	(9)	(31)	(3)	49	(c)(e)	6
	(Loss)/Gain on debt extinguishment	—	—	—	(16)	(d)	(16)
Interest expense, net	Interest expense	(131)	(116)	(24)	1	(d)(e)	(270)
Net (Loss)/Income		$(17)	$136	$82	$—		$201

(a) Reclassification from (Gain)/Loss of risk management activities, Operating and maintenance, and Accretion to Cost of operations

(b) Reclassification from General and administrative to Acquisition-related transaction and integration costs

(c) Reclassification from Other income (loss), net to Gain/(Loss) on sale of assets and Impairment losses on investments

(d) Reclassification from Interest expense, net to (Loss)/Gain on debt extinguishment

(e) Reclassification of interest income from Interest expense, net to Other income, net

Note 4. Reclassification Adjustments — Linebacker

During the preparation of the unaudited pro forma combined financial statements, management performed a preliminary analysis of the Linebacker financial information to identify differences in Linebacker’s financial statement presentation as compared to the presentation of NRG. The below reclassification adjustments represent NRG’s best estimates based upon the information currently available to NRG. The reclassification adjustments are subject to change once more detailed information is available and additional analysis is performed.

Balance Sheet Reclassifications

Linebacker

Unaudited Condensed Consolidated Balance Sheet

As of June 30, 2025

(In millions)

Presentation in Historical Financial Statements	Presentation in Unaudited Pro Forma Combined Financial Statements	Linebacker Before Reclassification	Reclassification		Linebacker as Reclassified
Assets
Restricted cash	Restricted cash	$22	$—		$22
Accounts receivable and affiliates	Accounts receivable, net	24	—		24
Inventory	Inventory	37	—		37
Prepaid expenses	Prepayments and other current assets	14	—		14
Assets from risk management activities	Derivative instruments	66	—		66
Property, plant, and equipment, net	Property, plant and equipment, net	684	—		684
Assets from risk management activities, long term	Derivative instruments	55	—		55
Total Assets		$902	—		$902

Liabilities
Short term debt		$7	$(7)	(a)	$—
Current portion of long-term debt	Current portion of long-term debt and finance leases	9	7	(a)	16
Accounts payable and accrued expenses	Accounts payable	43	(38)	(b)(c)	5
Accounts payable - affiliate		1	(1)	(b)	—
	Accrued expenses and other current liabilities	—	39	(c)	39
Liabilities from risk management activities	Derivative instruments	65	—		65
Long term debt	Long-term debt and finance leases	632	—		632
Liabilities from risk management activities, long term	Derivative instruments	46	—		46
Asset retirement obligations	Other non-current liabilities	2	—		2
Stockholders’ Equity/ Members Equity
Member’s equity	Member’s equity	97			97
Total Liabilities and Stockholders' Equity/Member’s Equity		$902	$—		$902

(a) Reclassification from Short term debt to Current portion of long-term debt and finance leases

(b) Reclassification from Accounts payable - affiliate to Accounts payable

(c) Reclassification from Accounts payable and accrued expenses to Accrued expenses and other current liabilities

Statement of Operations Reclassifications

Linebacker

Unaudited Condensed Consolidated Statement of Operations

For the Six Months Ended June 30, 2025

(In millions)

Presentation in Historical Financial Statements	Presentation in Unaudited Pro Forma Combined Financial Statements	Linebacker Before Reclassification	Reclassification		Linebacker as Reclassified
Total revenues	Revenue	$223	$—		$223
Fuel and transportation	Cost of operations (excluding depreciation and amortization shown below)	126	64	(a)	190
Loss on risk management activities		8	(8)	(a)	—
Operating and maintenance		56	(56)	(a)	—
Depreciation	Depreciation and amortization	13	—		13
General and administrative	Selling, general and administrative costs	2	—		2
Interest expense, net	Interest expense	(3)	—		(3)
Income tax expense	Income tax expense/(benefit)	1	—		1
Net Income		$14	$—		$14

(a) Reclassification from Loss on risk management activities and Operating and maintenance to Cost of operations

Linebacker

Unaudited Condensed Consolidated Statement of Operations

For the Six Months Ended June 30, 2024

(In millions)

Presentation in Historical Financial Statements	Presentation in Unaudited Pro Forma Combined Financial Statements	Linebacker Before Reclassification	Reclassification		Linebacker as Reclassified
Total revenues	Revenue	$201	$—		$201
Fuel and transportation	Cost of operations (excluding depreciation and amortization shown below)	81	44	(a)	125
Loss on risk management activities		10	(10)	(a)	—
Operating and maintenance		34	(34)	(a)	—
Depreciation	Depreciation and amortization	13	—		13
General and administrative	Selling, general and administrative costs	3	—		3
Interest expense, net	Interest expense	(22)	—		(22)
Income tax expense	Income tax expense/(benefit)	2	—		2
Net Income		$36	$—		$36

(a) Reclassification from Loss on risk management activities and Operating and maintenance to Cost of operations

Linebacker

Consolidated Statement of Operations

For the Year Ended December 31, 2024

(In millions)

Presentation in Historical Financial Statements	Presentation in Unaudited Pro Forma Combined Financial Statements	Linebacker Before Reclassification	Reclassification		Linebacker as Reclassified
Total revenues	Revenue	$523	$—		$523
Fuel and transportation	Cost of operations (excluding depreciation and amortization shown below)	162	96	(a)	258
Loss on risk management activities		11	(11)	(a)	—
Operating and maintenance		85	(85)	(a)	—
Depreciation	Depreciation and amortization	25	—		25
General and administrative	Selling, general and administrative costs	6	—		6
Interest expense, net	Interest expense	(40)	(1)	(b)	(41)
Income tax expense	Income tax expense/(benefit)	2	—		2
	Other income, net		1	(b)	1
Net Income		$192	$—		$192

(a) Reclassification from Loss on risk management activities and Operating and maintenance to Cost of operations

(b) Reclassification of interest income from interest expense, net to Other income, net

Note 5. Reclassification Adjustments — CPower

During the preparation of the unaudited pro forma combined financial statements, management performed a preliminary analysis of the CPower financial information to identify differences in CPower’s financial statement presentation as compared to the presentation of NRG. The below reclassification adjustments represent NRG’s best estimates based upon the information currently available to NRG. The reclassification adjustments are subject to change once more detailed information is available and additional analysis is performed.

Balance Sheet Reclassifications

CPower

Unaudited Condensed Consolidated Balance Sheet

As of June 30, 2025

(In millions)

Presentation in Historical Financial Statements	Presentation in Unaudited Pro Forma Combined Financial Statements	CPower Before Reclassification	Reclassification		CPower as Reclassified
Assets
Cash and cash equivalents	Cash and cash equivalents	$11	$—		$11
Trade accounts receivable, net	Accounts receivable, net	16	10	(a)	26
Unbilled accounts receivable		10	(10)	(a)	—
Other current assets	Prepayments and other current assets	3	—		3
Property and equipment, net	Property, plant and equipment, net	11	—		11
Intangible assets, net	Other intangible assets, net	110	—		110
Goodwill	Goodwill	127	—		127
Lease Right of Use Asset	Operating lease right-of-use assets, net	2	—		2
Other assets	Other non-current assets	1	—		1
Total Assets		$291	$—		$291

Liabilities
Trade accounts payable	Accounts payable	$8	$—		$8
Accrued customer payments	Accrued expenses and other current liabilities	38	17	(b)	55
Accrued payroll, benefits, and other		6	(6)	(b)	—
Debt - short term	Current portion of long-term debt and finance leases	26	—		26
Lease liability - short term	Current portion of operating lease liabilities	1	—		1
Other current liabilities		11	(11)	(b)	—
Debt - long term	Long-term debt and finance leases	84	—		84
Debt due to related parties	Debt due to related parties	17	—		17
Accrued liabilities due to related parties	Accrued liabilities due to related parties	3	—		3
Deferred tax liabilities	Deferred income taxes	18	—		18
Lease Liability - long term	Non-current operating lease liabilities	1	—		1
Stockholders’ Equity/Members’ Equity
Members’ equity	Member’s equity	78	—		78
Total Liabilities and Stockholders' Equity/Members’ Equity		$291	$—		$291

(a) Reclassification from Unbilled accounts receivable, net to Accounts receivable, net

(b) Reclassification from Accrued payroll, benefits, and other and Other current liabilities to Accrued expenses and other current liabilities

Statement of Operations Reclassifications

CPower

Unaudited Condensed Consolidated Statement of Operations

For the Six Months Ended June 30, 2025

(In millions)
Presentation in Historical Financial Statements	Presentation in Unaudited Pro Forma Combined Financial Statements	CPower Before Reclassification	Reclassification		CPower as Reclassified
Revenue	Revenue	$64	$—		$64
Cost of revenue	Cost of operations (excluding depreciation and amortization shown below)	45	—		45
Amortization & depreciation	Depreciation and amortization	11	—		11
General & administrative	Selling, general and administrative costs	6	20	(a)	26
Compensation		20	(20)	(a)	—
Interest expense	Interest expense	(7)	—		(7)
Provision for income tax expense (benefit)	Income tax expense/(benefit)	(1)	—		(1)
Net Loss		$(24)	$—		$(24)

(a) Reclassification from Compensation to Selling, general and administrative costs

CPower

Unaudited Condensed Consolidated Statement of Operations

For the Six Months Ended June 30, 2024

(In millions)
Presentation in Historical Financial Statements	Presentation in Unaudited Pro Forma Combined Financial Statements	CPower Before Reclassification	Reclassification		CPower as Reclassified
Revenue	Revenue	$68	$—		$68
Cost of revenue	Cost of operations (excluding depreciation and amortization shown below)	45	—		45
Amortization & depreciation	Depreciation and amortization	11	—		11
General & administrative	Selling, general and administrative costs	7	19	(a)	26
Compensation		19	(19)	(a)	—
Transaction & other expenses	Acquisition-related transaction and integration costs	1	—		1
Interest expense	Interest expense	(7)	—		(7)
Provision for income tax expense (benefit)	Income tax expense/(benefit)	(1)	—		(1)
Net Loss		$(21)	$—		$(21)

(a) Reclassification from Compensation to Selling, general and administrative costs

CPower

Consolidated Statement of Operations

For the Year Ended December 31, 2024

(In millions)
Presentation in Historical Financial Statements	Presentation in Unaudited Pro Forma Combined Financial Statements	CPower Before Reclassification	Reclassification		CPower as Reclassified
Revenue	Revenue	$133	$—		$133
Cost of revenue	Cost of operations (excluding depreciation and amortization shown below)	87	—		87
Amortization & depreciation	Depreciation and amortization	22	—		22
General & administrative	Selling, general and administrative costs	13	35	(a)	48
Compensation		35	(35)	(a)	—
Transaction & other expenses	Acquisition-related transaction and integration costs	3	—		3
Interest expense	Interest expense	(12)	—		(12)
Provision for income tax expense (benefit)	Income tax expense/(benefit)	(1)	—		(1)
Net Loss		$(38)	$—		$(38)

(a) Reclassification from Compensation to Selling, general and administrative costs

Note 6. Preliminary Calculation of Estimated Consideration and Preliminary Purchase Price Allocation for the Anticipated Acquisition of LS Power Portfolio

Estimated Consideration

(In millions)
Estimated Cash Consideration	$6,372
Estimated Stock Consideration: 24,250,000 common shares of NRG, par value $0.01 per share, based on NRG share price of $166.08 on September 15, 2025	4,027
Total Estimated Consideration	$10,399

The estimated Stock Consideration is calculated using the closing price of NRG common stock on September 15, 2025 (as practicable date). The actual fair value of NRG common stock to be issued will depend on the per share price of NRG common stock at the closing of the LS Power Portfolio acquisition, and therefore, the actual consideration will fluctuate with the market price of NRG common stock until the acquisition is consummated. The following table shows the effect of changes in NRG stock price and the resulting impact on the estimated consideration and the estimated amount recognized as goodwill of $3,037 million:

Change in Stock Price	Stock Price	Estimated Consideration (in millions)	Estimated Goodwill (in millions)
Increase of 10%	$182.69	$10,802	3,440
Decrease of 10%	$149.47	$9,997	2,634

Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed are recorded at fair value on the acquisition date. The Acquisition Accounting Adjustments included herein are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the Acquisition.

The table below represents an initial allocation of the preliminary estimated consideration to tangible and intangible assets to be acquired and liabilities to be assumed based on preliminary estimated fair values as of June 30, 2025:

(In millions)
Current assets	$1,114
Property, plant and equipment	10,321
Other non-current assets	622
Current liabilities (including $60 million Current portion of long-term debt and finance leases)	(1,000)
Long-term debt and finance leases	(3,302)
Non-current liabilities	(713)
Identifiable intangible assets attributable to LS Power Portfolio	320
Goodwill	3,037
Total Estimated Consideration	$10,399

The preliminary fair value of the identifiable intangible assets of $320 million, which includes customer relationships, technology related assets, trade names and contracts, will be amortized over the estimated useful life. The estimated weighted average useful life is approximately 11 years. The preliminary useful lives of the intangible assets were determined based on the expected pattern of the economic benefit. The expected amortization for the six months ended December 31, 2025 is currently expected to be $18 million. The expected amortization for the five years following the Acquisition is currently estimated to be $36 million per year. Goodwill represents the excess of the preliminary estimated consideration over the estimated fair value of the underlying net assets acquired. Goodwill will not be amortized but instead will be reviewed for impairments at least annually, absent any indicators for impairment. Goodwill is attributable to the planned growth and synergies expected to be achieved from the combining the operation of LS Power acquired entities with NRG’s existing business. The goodwill recorded is expected to be deductible for tax purposes.

The final purchase price allocation depends on certain valuations and other studies that have not yet been completed. The final determination of the purchase price allocation, upon the consummation of the Acquisition, will be based on the net assets acquired as of that date and will depend on a number of factors, which cannot be predicted with any certainty at this time. The purchase price allocation may change materially based on receipt of more detailed information. Accordingly, the pro forma purchase price allocation is preliminary and is subject to further adjustments as additional information becomes available and as additional analyses and final valuations are completed. There can be no assurance that these additional analyses and final valuations will not result in significant changes to the estimates of fair value set forth above.

Note 7. Adjustments to Unaudited Pro Forma Combined Balance Sheet

The Transactions Accounting Adjustments reflected in the unaudited pro forma combined balance sheet are detailed below:

(a) Reflects the estimated proceeds from the assumed financing transactions and cash outflow to complete the anticipated acquisition of the LS Power Portfolio as detailed below:

(In millions)
Estimated net cash received from assumed financing
Proceeds from issuance of secured and unsecured corporate debt, net of estimated issuance costs	$4,371
Proceeds from Revolving Credit Facility	2,000
Total estimated net cash received from assumed financing	$6,371
Estimated Cash Consideration
Use of proceeds from assumed financing, net of issuance costs	$(6,371)
Cash on hand	(1)
Total estimated Cash Consideration	$(6,372)

(b) Reflects the elimination of $98 million of accounts receivable and $98 million of accounts payable, representing receivables and payables between NRG and LS Power acquired entities.

(c) Reflects the write off of $12 million of short-term deferred financing costs related to the Bridge Facility as the Company expects to secure permanent financing and will not use the Bridge Facility to complete the acquisition of LS Power Portfolio.

(d) Reflects the removal of historical goodwill of LS Power acquired entities of $255 million and recognition of preliminary estimated goodwill of $3,037 million representing the excess of estimated purchase price over the estimated fair value of the acquired assets and liabilities, including the estimated fair value of identifiable intangible assets and related deferred income taxes.

(e) Reflects the removal of historical intangible assets of LS Power acquired entities of $141 million and recognition of preliminary estimated identifiable intangible assets of $320 million.

(f) Reflects the removal of Other non-current assets and Account receivable, net historical balances that are excluded from the scope of the LS Power Portfolio acquisition.

(g) The table below reflects the Transactions Accounting Adjustments to Current portion of long-term debt and finance leases and Long-term debt and finance leases:

(In millions)	Acquisition Accounting Adjustments	Assumed Financing Adjustments
Borrowing under the Company’s Revolving Credit Facility (to fund the acquisition of the LS Power Portfolio)	$—	$2,000
Reclassification of assumed debt from long-term debt to short-term debt	43	—
Removal of Linebacker’s and CPower’s debt as NRG is not assuming that debt	(42)	—
Removal of Lightning’s unamortized deferred financing costs as a result of purchase accounting	9	—
Total adjustments to Current portion of long-term debt and finance leases	$10	$2,000
Issuance of secured and unsecured debt, net of deferred financing costs (to fund the acquisition of the LS Power Portfolio)	$—	$4,371
Removal of Linebacker’s and CPower’s debt as NRG is not assuming that debt	(716)	—
Removal of Lightning’s unamortized deferred financing costs as a result of purchase accounting	50	—
Reclassification of assumed debt from long-term debt to short-term debt	(43)	—
Adjustment to record assumed outstanding debt at fair value as a result of purchase accounting	83	—
Total adjustments to Long-term debt and finance leases	$(626)	$4,371

(h) Reflects the accrual of $50 million of expected acquisition costs for the anticipated acquisition of the LS Power Portfolio that are not yet recorded in NRG balance sheet as of June 30, 2025, and $12 million additional payments on the Bridge Facility.

(i) Reflects $2 million of long-term deferred tax liabilities recorded as a result of the anticipated acquisition of the LS Power Portfolio.

(j) Reflects elimination of the intercompany note payable and related accrued interest included in the CCS Power Finance Co, LLC historical balances payable to CCS Intermediate Holdco, LLC.

(k) Adjustment to reflect the issuance of 24,250,000 common shares of NRG, par value $0.01 per share, based on NRG share price of $166.08 on September 15, 2025 as part of the Stock Consideration.

(l) Adjustments to Retained earnings include:

(In millions)
Acquisition Accounting Adjustments:
Accrual of expected acquisition costs	$(50)
Assumed Financing Adjustments:
Write-off of short-term deferred financing costs related to the Bridge Facility	$(12)
Accrual of additional payments on Bridge Facility	(12)
Total adjustments to Assumed Financing Adjustments	$(24)

(m) Reflects the removal of LS Power acquired entities historical Member’s equity.

Note 8. Adjustments to Unaudited Pro Forma Statements of Operations

The Transactions Accounting Adjustments reflected in the unaudited pro forma combined statements of operations are detailed below:

(a) Adjustments to Revenue, Cost of Operations and Selling, general and administrative costs include:

(In millions)	For the six months ended June 30, 2025	For the six months ended June 30, 2024	For the year ended December 31, 2024
Acquisition Accounting Adjustments:
Adjustments to Revenue
Eliminate transactions between NRG and LS Power acquired entities	$(59)	$(27)	$(54)
Adjustments to Costs of operations
Eliminate transactions between NRG and LS Power acquired entities	$(58)	$(27)	$(53)
Adjustments to align the capitalization of certain maintenance costs	(65)	(40)	(105)
Total adjustments to Costs of operations	$(123)	$(67)	$(158)
Adjustments to Selling, general and administrative costs
Eliminate transactions between NRG and LS Power acquired entities	$(1)	$—	$(1)

(b) Adjustments to Depreciation and amortization expense include:

(In millions)	For the six months ended June 30, 2025	For the six months ended June 30, 2024	For the year ended December 31, 2024
Reversal of historical depreciation expense	(183)	(109)	(275)
Reversal of historical amortization of intangible assets	(9)	(9)	(18)
Recognition of depreciation expense based on the estimated fair value and estimated useful life of property, plant and equipment	231	231	462
Recognition of amortization expense based on the estimated fair value and estimated useful life of intangible assets	18	18	36
Adjustments to align the capitalization of certain maintenance costs	3	2	11
Acquisition Accounting Adjustments	$60	$133	$216

(c) Reflects $50 million of expected acquisition costs recorded in the unaudited pro forma combined statement of operations for the year ended December 31, 2024 and the six months ended June 30, 2024, in addition to the $23 million that are already included in NRG’s historical consolidated statement of operations for the six months ended June 30, 2025.

(d) Adjustment to remove impairment charge of $31 million for the six month ending June 30, 2024 and the year ending December 31, 2024, and loss of $1 million for the six month ending June 30, 2024, related to an equity method investment that is excluded from the scope of the LS Power Portfolio acquisition.

(e) Adjustments to Interest expense include:

(In millions)	For the six months ended June 30, 2025	For the six months ended June 30, 2024	For the year ended December 31, 2024
Reversal of historical Linebacker and CPower interest expense (unassumed debt)	$10	$29	$53
Amortization of the difference between the fair value and the carrying value of LS Power assumed debt	6	5	11
Total Acquisition Accounting Adjustments	$16	$34	$64
Interest expense on newly issued corporate debt and incremental interest expense on Revolving Credit Facility	(151)	(177)	(342)
Adjustment to remove the impact of deferred financing costs related to the Bridge Facility	2	(14)	(14)
Adjustment to record additional payments on the Bridge Facility	—	(12)	(12)
Assumed Financing Adjustments	$(149)	$(203)	$(368)

(f) Reflects income tax effect of the Transactions Accounting Adjustments based on a combined estimated tax rate of 24.73% for all periods presented.